Exhibit 99.2

CRANE CO.

Income Statement Data

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Net Sales:
Aerospace & Electronics	$142,982	$141,722	$429,860	$409,243
Engineered Materials	71,636	75,558	239,931	235,550
Merchandising Systems	73,384	40,610	179,566	130,050
Fluid Handling	256,249	244,036	755,445	718,504
Controls	23,387	20,413	70,637	61,896
Intersegment Elimination	66	(108)	(202)	(331)

Total Net Sales	$567,704	$522,231	$1,675,237	$1,554,912

Operating Profit:
Aerospace & Electronics	$25,272	$26,461	$73,919	$60,679
Engineered Materials	9,661	15,691	38,551	50,835
Merchandising Systems	8,887	3,529	17,101	11,362
Fluid Handling	29,404	21,131	83,780	53,588
Controls	2,112	1,711	7,664	5,287
Corporate	(4,173)	(6,764)	(26,546)	(23,244)

Total Operating Profit	71,163	61,759	194,469	158,507

Interest Income	552	503	2,163	1,004
Interest Expense	(5,244)	(5,564)	(16,268)	(17,025)
Miscellaneous- Net	1,461	778	7,143	2,844

Income Before Income Taxes	67,932	57,476	187,507	145,330
Provision for Income Taxes	21,889	17,434	59,602	44,616

Net Income	$46,043	$40,042	$127,905	$100,714

Share Data:
Net Income per Diluted Share	$0.74	$0.66	$2.06	$1.67

Average Diluted Shares Outstanding	62,226	60,490	62,192	60,229
Average Basic Shares Outstanding	61,110	59,936	60,941	59,676

Supplemental Data:
Cost of Sales	$378,054	$356,058	$1,125,978	$1,071,033
Selling, General & Administrative	118,487	104,414	354,790	325,372
Depreciation and Amortization *	12,259	11,666	39,056	36,509
Stock Compensation Expense	3,169	1,579	11,288	6,452

*	Amount included within cost of sales and selling, general & administrative costs.

CRANE CO.

Condensed Balance Sheets

(in thousands)

	September 30, 2006	December 31, 2005
ASSETS
Current Assets
Cash and Cash Equivalents	$99,077	$180,392
Accounts Receivable	342,865	289,521
Inventories	301,963	272,354
Other Current Assets	51,467	56,128

Total Current Assets	795,372	798,395

Property, Plant and Equipment	267,236	263,791
Insurance Receivable - Asbestos	214,626	224,600
Other Assets	341,698	284,345
Goodwill	712,377	568,355

Total Assets	$2,331,309	$2,139,486

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$315	$254
Accounts Payable	155,557	149,647
Current Asbestos Liability	55,000	55,000
Accrued Liabilities	186,024	174,366
Income Taxes	28,984	19,322

Total Current Liabilities	425,880	398,589

Long-Term Debt	366,094	293,248
Deferred Tax Liability	70,417	71,406
Long-Term Asbestos Liability	486,899	526,830
Other Liabilities	88,315	96,119
Shareholders’ Equity	893,704	753,294

Total Liabilities and Shareholders’ Equity	$2,331,309	$2,139,486

CRANE CO.

Condensed Statements of Cash Flows

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Operating Activities:
Net income	$46,043	$40,042	$127,905	$100,714
Income from joint venture	(1,306)	(1,894)	(4,525)	(4,476)
Gain on divestitures	(664)	—	(8,931)	—
Depreciation and amortization	12,259	11,666	39,056	36,509
Stock-based compensation expense	3,169	1,579	11,288	6,452
Cash (used for) provided by operating working capital	(1,469)	9,573	(35,617)	(35,063)
Other	(1,501)	11,532	3,697	14,665

Subtotal	56,531	72,498	132,873	118,801
Asbestos related payments, net of insurance recoveries	(20,877)	(5,298)	(29,957)	(24,556)
Refund associated with terminated Master Settlement Agreement	—	—	—	9,925

Total provided by operating activities	35,654	67,200	102,916	104,170

Investing Activities:
Capital expenditures	(5,311)	(6,259)	(22,312)	(17,634)
Proceeds from disposition of capital assets	463	188	3,317	1,569
Proceeds from divestitures	208	—	26,088	—
Payment for acquisition, net of cash acquired	(85,669)	(7,157)	(234,734)	(7,157)

Total used for investing activities	(90,309)	(13,228)	(227,641)	(23,222)

Financing Activities:
Dividends paid	(9,173)	(7,509)	(24,465)	(19,429)
Common shares acquired on the open market	(12,500)	—	(37,499)	—
Stock options exercised - net of shares reacquired	1,963	8,758	20,606	10,634
Excess tax benefit from stock-based compensation	800	—	7,575	—
Issuance of Debt	71,700	—	71,700	—
Repayment of debt, net	(79)	1,009	(355)	(3,416)

Total provided by (used for) financing activities	52,711	2,258	37,562	(12,211)

Effect of exchange rate on cash and cash equivalents	857	(2,250)	5,848	(5,860)

(Decrease) increase in cash and cash equivalents	(1,087)	53,980	(81,315)	62,877
Cash and cash equivalents at beginning of period	100,164	59,624	180,392	50,727

Cash and cash equivalents at end of period	$99,077	$113,604	$99,077	$113,604

CRANE CO.

Order Backlog

(in thousands)

	September 30, 2006	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005
Aerospace & Electronics	$380,224	$380,514	$364,539	$365,010	$366,109
Engineered Materials	13,162	18,617	16,972	17,241	20,673
Merchandising Systems	18,637	15,190	14,838	9,183	8,362
Fluid Handling	209,671	204,180	205,741	188,832	194,436
Controls	17,259	18,385	19,480	16,864	15,182

Total Backlog	$638,953	$636,886	$621,570	$597,130	$604,762

CRANE CO.

Non-GAAP Financial Measures

(in thousands)

	September 30, 2006	December 31, 2005
BALANCE SHEET ITEMS
Notes Payable and Current Maturities of Long-Term Debt	$315	$254
Long-Term Debt	366,094	293,248

Total Debt	366,409	293,502
Less Cash and Cash Equivalents	(99,077)	(180,392)

Net Debt	267,332	113,110
Shareholders’ Equity	893,704	753,294

Total Capitalization	$1,161,036	$866,404

Percentage of Net Debt to Total Capitalization	23.0%	13.1%

	Three Months Ended September 30,		Nine Months Ended September 30,		Year Ended December 31,
	2006	2005	2006	2005	2006	2005
					(Estimated)
CASH FLOW ITEMS
Cash Provided from Operating Activities before Asbestos - Related Payments	$56,531	$72,498	$132,873	$118,801	$245,000 – $260,000	$216,958
Asbestos Related Payments, Net of Insurance Recoveries *	(20,877)	(5,298)	(29,957)	(24,556)	(45,000)	(45,338)
Refund Associated with Terminated
Master Settlement Agreement	—	—	—	9,925	—	9,925

Cash Provided from Operating Activities	35,654	67,200	102,916	104,170	$200,000 – $215,000	181,545
Less: Capital Expenditures	(5,311)	(6,259)	(22,312)	(17,634)	(30,000)	(27,164)

Free Cash Flow	$30,343	$60,941	$80,604	$86,536	$170,000 – $185,000	$154,381

*	Includes certain legal fees and expenses relating to the terminated Master Settlement Agreement amounting to $5.1 million for the full year of 2005, $4.5 million in the first nine months of 2005 and $.4 million in the third quarter of 2005.

Certain non-GAAP measures have been provided to facilitate comparison with the prior year.

Free cash flow provides supplemental information to assist management and investors in analyzing the Company’s ability to generate positive cash flow. Free cash flow is considered a measure of cash generation and should be considered in addition to, but not as a substitute for, other measures reported in accordance with generally accepted accounting principles and may be inconsistent with similar measures presented by other companies.